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AT&T Reports Strong Subscriber Gains
and Solid Revenue Growth in Fourth Quarter

Full-Year 2014: Consolidated Revenues of $132.4 Billion,
 Up 3.1 Percent when Adjusting for Sale of Connecticut Assets

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Due to non-cash charges, loss of $0.77 per share in the fourth quarter compared to $1.31 diluted EPS in the year-ago quarter. Excluding significant items, EPS was $0.55 versus $0.53 a year ago, up 3.8 percent

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Fourth-quarter consolidated revenues of $34.4 billion, up 3.8 percent versus the year-earlier period and up 4.5 percent when adjusting for the sale of Connecticut wireline properties; full-year revenues up 2.9 percent, 3.1 percent when adjusted

•	Full-year capital investment of more than $21 billion while exceeding Project VIP objectives
•	More than $11 billion returned to shareowners in 2014 through dividends and share repurchases
•	More than 2 million new wireless and wireline high-speed broadband connections added in the fourth quarter

Strong Wireless Revenue and Subscriber Growth
•	Wireless revenues up 7.7 percent versus the year-ago quarter
•	Wireless data billings up 18 percent versus the year-earlier quarter
•	1.9 million total net adds with 5.6 million total net adds in 2014
•	Postpaid net adds of 854,000; nearly 3.3 million postpaid net adds in 2014
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Wireless operating income margin of 16.3 percent for the fourth quarter and 23.1 percent for the full year; adjusted EBITDA service margin of 36.7 percent with a record full-year adjusted margin of 42.0 percent

•	More than 1 million new postpaid smartphones added in the fourth quarter and nearly 5 million in 2014
•	More than 52 million connections on AT&T Mobile Share®, representing nearly 70 percent of postpaid subscribers; half of Mobile Share accounts are on data plans of 10 gigabytes or higher
•	Record 10.1 million postpaid smartphone gross adds and upgrades in fourth quarter, 29.1 million in 2014
•	5.9 million, or 58 percent, of all postpaid smartphone gross adds and upgrades on AT&T NextSM ; 15 million postpaid smartphones on Next plans

U-verse and Strategic Business Services Drives Adjusted Wireline Revenue Growth
•	Reported wireline revenues of $14.6 billion with adjusted revenues up 0.4 percent
•	Strategic business services revenues of $2.6 billion up 14.3 percent when adjusted for the Connecticut wireline sale
•	Reported wireline consumer revenues of $5.6 billion with adjusted revenues up 2.4 percent versus the year-earlier period
•	Total U-verse® revenues, including business, of $3.9 billion with adjusted revenues up 21.9 percent year over year; U-verse a more than $15 billion annualized revenue stream
o	405,000 U-verse high speed Internet subscriber net adds; more than 12 million total U-verse high speed Internet subscribers
o	73,000 U-verse TV subscribers added

Note: AT&T's fourth-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Tuesday, January 27, 2015, at www.att.com/investor.relations.

DALLAS, Jan. 27, 2015 — AT&T Inc. (NYSE:T) today reported solid fourth-quarter results with adjusted consolidated revenues up 4.5 percent, strong wireless net adds, record postpaid gross adds and upgrades and adjusted wireline revenue growth.
"Over the last year, we've made several moves to significantly transform our business for the future" said Randall Stephenson, AT&T chairman and CEO. "Our transactions with DIRECTV and Mexican wireless companies Iusacell and Nextel Mexico will make us a very different company. We'll be unique in the industry because we'll be able to offer integrated capabilities across a diversified base of services, customers, geographies and technology platforms. After we close DIRECTV, our largest revenue stream will come from business-related accounts, followed by U.S. TV and broadband, U.S. consumer mobility and then international mobility and TV.
"We ended the year substantially complete with our Project VIP network initiative and with most of our postpaid smartphone customers off of device subsidy plans. As a result, our full-year performance saw record-low postpaid customer churn and best-ever wireless service margins – all in a highly competitive wireless market."

Fourth-Quarter Financial Results
For the quarter ended December 31, 2014, AT&T's consolidated revenues totaled $34.4 billion, up 3.8 percent versus the year-earlier period. When excluding the divested Connecticut wireline properties, revenues were up 4.5 percent. Compared with results for the fourth quarter of 2013, operating expenses were $40.0 billion versus $20.9 billion; operating loss was $5.6 billion versus operating income of $12.2 billion; and operating income margin was (16.1) percent versus 36.9 percent. On an adjusted basis, operating expenses were $29.5 billion, compared to $28.0 billion in the year-ago quarter; operating income was $4.9 billion versus $5.2 billion a year ago; and operating income margin was 14.2 percent versus 15.5 percent a year ago.
Fourth-quarter 2014 net loss attributable to AT&T totaled $4.0 billion, or $0.77 per diluted share, compared to net income of $6.9 billion, or $1.31 per diluted share in the year-ago quarter. Adjusting for $(0.94) from the non-cash actuarial loss on benefit plans, $(0.25) non-cash write-off of certain network assets, and $(0.13) for merger and integration-related expenses, the loss on the sale of Connecticut wireline operations, and other asset impairments, earnings per share was $0.55 compared to an adjusted $0.53 in the year-ago quarter.
(The actuarial loss on benefit plans was driven primarily by a reduction in the combined discount rates from 5.0 percent to 4.2 percent. While investment returns were better than assumptions, they were not enough to offset the actuarial losses.)
Cash from operating activities totaled $5.7 billion in the fourth quarter and capital expenditures totaled $4.4 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $1.3 billion. Asset monetization totaled $2.0 billion with free cash flow and asset monetization of $3.3 billion in the fourth quarter.
Full-Year Results
For full-year 2014, compared with 2013 results, AT&T's consolidated revenues totaled $132.4 billion versus $128.8 billion; when excluding the divested Connecticut wireline properties, revenues were up 3.1 percent for the year. Operating expenses reflect actuarial gains and losses on benefit plans and were $120.7 billion compared with $98.3 billion, up 22.8 percent; net income attributable to AT&T was $6.2 billion versus $18.2 billion; and earnings per diluted share was $1.19, compared with $3.39 in the prior year. With adjustments for both years, earnings per share totaled $2.51, compared with $2.50.
AT&T's full-year cash from operating activities was $31.3 billion and capital expenditures, including capitalized interest, totaled $21.4 billion. Full-year free cash flow was $9.9 billion including $560 million of impact from pension funding. Asset monetization for the year totaled $8.1 billion with free cash flow and asset monetization of $18.0 billion for the full year.

Outlook
On a business-as-usual basis without the impact of DIRECTV and the Mexico wireless properties, AT&T expects to deliver in 2015:
•	Continued consolidated revenue growth
•	Adjusted EPS growth in the low single-digit range
•	Expanding margins — consolidated, wireless and wireline
•	Improving free cash flow and dividend coverage
As previously announced, with the completion of many Project VIP initiatives, AT&T expects capital expenditures to be in the $18 billion range.
The 2015 outlook excludes adjustments such as non-cash mark-to-market benefit plan adjustments.
At this time, AT&T is in the midst of several strategic initiatives and pending acquisitions that will diversify its networks, geographies, products and revenue streams. Including DIRECTV and the Mexico wireless properties, by the end of 2015, AT&T expects its largest revenue streams will be: business (both wireless and wireline); broadband and video; consumer mobility; and international mobility and video. Further, the company expects no dilution to adjusted EPS in 2015 from DIRECTV and the Mexico wireless properties. The company also expects to achieve higher than originally expected multi-year synergies from its acquisition of DIRECTV. The company expects to provide updated 2015 guidance following the expected close of this pending acquisition.

WIRELESS OPERATIONAL HIGHLIGHTS
Repositioning the company's wireless business model with no-device subsidy AT&T Next and Mobile Share ValueSM plans resulted in solid revenue growth and strong subscriber gains. Highlights included:
Wireless Revenues Grow 7.7 Percent. Total wireless revenues were up 7.7 percent year over year to $19.9 billion. Wireless equipment revenues increased 72.3 percent to $4.8 billion, as more customers chose equipment installment plans versus subsidized devices. Wireless service revenues were down 3.7 percent to $15.1 billion reflecting continued customer growth of Mobile Share Value plans. Fourth-quarter wireless operating expenses totaled $16.6 billion, up 14.8 percent versus the year-earlier quarter, largely due to higher equipment costs from record gross adds and upgrades and costs associated with the company's acquisition of Leap Wireless. Wireless operating income was $3.2 billion, down 18.1 percent year over year largely due to increased volumes and Leap integration costs. Fourth-quarter 2014 service revenue comparisons included impacts from strong customer adoption of Mobile Share Value plans, partially offset by increased revenues from Leap.
Postpaid Phone with Next ARPU Grows Sequentially. The continued adoption of AT&T Next and Mobile Share Value plans is reflected in a year-over-year reduction in postpaid service ARPU (average revenues per user). Phone-only postpaid ARPU decreased 10.7 percent versus the year-earlier quarter. Phone-only postpaid ARPU with AT&T Next monthly billings decreased 4.1 percent year over year, but increased 0.4 percent sequentially. The strong adoption of Mobile Share Value plans also is impacting service revenues. As customers upgrade on AT&T Next, phone-only ARPU with AT&T Next monthly billings is expected to continue to increase.

Smartphones and Tablets Drive Postpaid Growth. AT&T posted a fourth-quarter net increase in total wireless subscribers of 1.9 million, led by gains in postpaid and connected devices. That's twice as many as in the year-ago quarter. The company added 854,000 postpaid subscribers, up both year over year and sequentially. Connected device net adds were 1,296,000, including about 800,000 connected cars. Prepaid lost 180,000 subscribers primarily due to declines in GoPhone subscribers and session-based tablets; however, Cricket subscribers increased in the quarter reflecting progress in the integration of its operations. The company also lost 65,000 reseller subscribers, primarily due to losses in low-end subscribers.
Postpaid net adds include 148,000 smartphones. Total branded smartphone net adds (both postpaid and prepaid) were 324,000. The company had 969,000 postpaid tablet net adds in the quarter.
Record Smartphone Gross Adds and Upgrades. The company had 10.1 million postpaid smartphone gross adds and upgrades, including a record number of upgrades in the quarter. Sales on AT&T Next also increased during the quarter as  58 percent, or 5.9 million, of all postpaid smartphone gross adds and upgrades chose AT&T Next. The company also had 386,000 bring-your-own-device gross adds, up more than three times year over year. AT&T added 1 million postpaid smartphones in the fourth quarter. At the end of the quarter, 83 percent, or 56.8 million, of AT&T's postpaid phone subscribers had smartphones, up from 77 percent, or 51.9 million, a year earlier. AT&T's ARPU for smartphones is about twice that of non-smartphone subscribers. At the end of the fourth quarter, 75 percent of AT&T's postpaid smartphone customers had an LTE-capable device.
Mobile Share Value Plans Continue to Grow. AT&T continues to reposition the customer experience with attractive Mobile Share Value pricing for customers who choose to transition from the traditional device subsidy model. In the fourth quarter, an increasing number of subscribers chose Mobile Share Value plans. The number of Mobile Share accounts more than doubled year over year to reach 18.4 million with an average of about three devices per account. Mobile Share plans, including Mobile Share Value, now represent more than 52 million connections, or almost 70 percent of postpaid subscribers.
At the end of the fourth quarter, half of Mobile Share accounts had 10 gigabyte or larger data plans, up from 27 percent in the year-ago quarter. That helped drive an 18 percent year-over-year increase in wireless data billings. In total, about 85 percent of postpaid smartphone subscribers are on usage-based data plans (tiered data and Mobile Share plans). This compares to 75 percent a year ago.
Postpaid Churn Increases. Postpaid churn was 1.22 percent. This compares to an all-time fourth-quarter best of 1.11 percent in the year-ago quarter. About 95 percent of AT&T's total postpaid base is on AT&T Family Talk®, Mobile Share or business plans. Churn for these plans is significantly lower than for other postpaid subscribers.

Strong Sales Impact Margins. As expected, wireless margins were impacted by strong seasonal gross adds and upgrades, adoption of Mobile Share Value plans and continued investment in new services. AT&T's reported fourth-quarter wireless operating income margin was 16.3 percent versus 21.4 percent in the year-earlier quarter. Wireless EBITDA margin was 26.4 percent compared to
31.8 percent in the fourth quarter of 2013. (EBITDA margin is operating income before depreciation and amortization, divided by total wireless revenues.)
When adjusting for integration costs, AT&T's wireless EBITDA margin was 27.9 percent compared to 31.8 percent in the fourth quarter of 2013 and wireless EBITDA service margin was 36.7 percent compared to 37.4 percent in the year-ago quarter. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

WIRELINE OPERATIONAL HIGHLIGHTS
Continued strong wireline consumer and strategic business services growth drove year-over-year adjusted revenue growth. Highlights included:
Adjusted Wireline Revenues Increase. Total fourth-quarter wireline revenues were $14.6 billion, down 1.0 percent versus the year-earlier quarter and down slightly versus the third quarter of 2014. When adjusting for the fourth-quarter sale of the company's Connecticut wireline operations, revenues were up 0.4 percent year over year. Total adjusted U-verse revenues grew 21.9 percent year over year. Fourth-quarter wireline operating expenses were $13.1 billion, down 1.2 percent versus the fourth quarter of 2013. AT&T's wireline operating income totaled $1.5 billion, up 0.8 percent versus the fourth quarter of 2013. Fourth-quarter wireline operating income margin was 10.1 percent versus 9.9 percent in the year-earlier quarter and 8.8 percent in the third quarter of 2014.
Strategic Business Services Accounts for Nearly 30 Percent of Wireline Business Revenues. Total revenues from business customers were $8.6 billion, down 2.8 percent versus the year-earlier quarter. When adjusting for the sale of the company's Connecticut wireline properties, total revenues declined 1.8 percent year over year. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPNs, Ethernet, cloud, hosting, IP conferencing, VoIP, MIS over Ethernet, U-verse and security services — grew 13.8 percent versus the year-earlier quarter and grew 14.3 when adjusting for the sale of Connecticut wireline properties. These services represent an annualized revenue stream of more than $10 billion and were nearly 30 percent of wireline business revenues in the fourth quarter. During the quarter, the company also added 31,000 U-verse high speed broadband business subscribers.
U-verse Drives Solid Consumer Revenue Growth. Revenues from residential customers totaled $5.6 billion, an increase of 0.1 percent versus the fourth quarter a year ago. When adjusted for the sale of the Connecticut wireline operations, revenue growth was 2.4 percent. Continued strong growth in consumer IP data services in the fourth quarter more than offset lower revenues from legacy voice and data products. U-verse, which includes high speed Internet, TV and Voice over IP, now represents 67 percent of wireline consumer revenues, up from 57 percent in the year-earlier quarter. Adjusted consumer U-verse revenues grew 21.1 percent year over year.

U-verse Broadband Has More Than 12 Million Subscribers. U-verse high speed Internet had a fourth-quarter net gain of 405,000 subscribers, for a total of 12.2 million. (The Connecticut wireline properties had about 407,000 total broadband subscribers and 298,000 U-verse high speed Internet subscribers.) Overall, total wireline broadband subscribers decreased by 51,000 in the quarter but slightly increased for the full year. Total wireline broadband ARPU was up more than 7 percent year over year. Total U-verse high speed Internet subscribers now represent 76 percent of all wireline broadband subscribers, compared with 63 percent in the year-earlier quarter.
U-verse TV added 73,000 subscribers in the fourth quarter for nearly 6 million in service at the end of the fourth quarter after adjusting for the sale of the Connecticut operations. (The Connecticut wireline properties had about 197,000 U-verse TV subscribers.) More than 97 percent of AT&T's video customers subscribe to bundled services. Nearly two-thirds of U-verse TV subscribers take three or four services from AT&T. ARPU for U-verse triple-play customers continues to be more than $170. At the end of the quarter, U-verse TV penetration was about 22 percent and U-verse broadband penetration was about 21 percent.
AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions of people and businesses around the globe stay connected through leading wireless, high-speed Internet, voice and cloud-based services. We're helping people mobilize their worlds with state-of-the-art communications, entertainment services and amazing innovations like connected cars and devices for homes, offices and points in between. Our U.S. wireless network offers customers the nation's strongest LTE signal and the nation's most reliable 4G LTE network. We offer the best global wireless coverage. We're improving how our customers stay entertained and informed with AT&T U-verse® TV and High Speed Internet services. And businesses worldwide are serving their customers better with AT&T's mobility and highly secure cloud solutions.

Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.

© 2015 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Reliability and signal strength claims based on nationwide carriers' LTE. Signal strength claim based ONLY on avg. LTE signal strength. LTE not available everywhere. Global coverage claim based on offering voice and data roaming in more countries than any other U.S. based carrier, and offering the most wireless smartphones and tablets that work in the most countries.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.
This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.
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NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.
NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.
NOTE: Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.